Exhibit 16.1

September 30, 2014

US Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington. DC, 20549

RE:	Provision Holding, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Provision Holding, Inc. dated September 26. 2014 and agree with the statements concerning our Firm contained therein.

Sincerely.

Farber Hass Hurley LLP